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                                                                      Exhibit 21
                            PARENTS AND SUBSIDIARIES

         The following is a list of all subsidiaries of First Tennessee National Corporation at December 31, 1995. Each subsidiary is 100% owned by its immediate parent, and all are included in the Consolidated Financial
Statements:

                                                                             Type of Ownership        Jurisdiction of
         Subsidiary                                                          By the Corporation       Incorporation
         ----------                                                          ------------------       ---------------
Cleveland Bank & Trust Company                                               Direct                   Tennessee
First National Bank of Springdale                                            Direct                   United States
First Tennessee Bank National Association (1)                                Direct                   United States
  "A" PLUS Strategic Alliances, Inc.                                         Indirect                 Tennessee
  Check Consultants, Incorporated                                            Indirect                 Tennessee
          Check Consultants Company of Tennessee, Inc.                       Indirect                 Tennessee
  Community Leasing Corporation *                                            Indirect                 Tennessee
  Community Money Center, Inc.*                                              Indirect                 Tennessee
  East Tennessee Service Corporation                                         Indirect                 Tennessee
         Upper East Tennessee Insurance Agency                               Indirect                 Tennessee
  First Funds, Inc.*                                                         Indirect                 Tennessee
  First Tennessee Capital Assets Corporation                                 Indirect                 Tennessee
  First Tennessee Brokerage, Inc.                                            Indirect                 Tennessee
  First Tennessee Equipment Finance Corporation                              Indirect                 Tennessee
  FT Mortgage Holding Corporation                                            Indirect                 Illinois
              FT Mortgage Companies (2)                                      Indirect                 Kansas
                   First Tennessee Mortgage Services, Inc.                   Indirect                 Tennessee
  Hickory Venture Capital Corporation                                        Indirect                 Alabama
  JPO, Inc.                                                                  Indirect                 Tennessee
  TSMM Corporation                                                           Indirect                 Tennessee
First Tennessee Bank National Association Mississippi                        Direct                   United States
FTB Futures Corporation*                                                     Direct                   Tennessee
Hickory Capital Corporation                                                  Direct                   Tennessee
Highland Capital Management Corp.                                            Direct                   Tennessee
Mountain Financial Company*                                                  Direct                   Tennessee
Norlen Life Insurance Company                                                Direct                   Arizona
Peoples and Union Bank                                                       Direct                   Tennessee
Peoples Bank                                                                 Direct                   Mississippi
Planters Bank                                                                Direct                   Mississippi
  *Inactive.

         (1) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Money Center, First Securities Company in Mobile, Garland Capital Management, Garland Trust, Gulf Pacific Mortgage.

         (2) Divisions of this subsidiary do business in certain jurisdictions under the following names: Atlantic Coast Mortgage, Capital Mortgage, Carl I. Brown Mortgage, CIB Funding, CIB Mortgage, Emerald Mortgage, First Tennessee Mortgage Company, Inc., Flagship Mortgage Bankers, FTB Mortgage Services, HomeBanc Mortgage Corporation, MNC Mortgage, Mortgage Resources, Premier Mortgage Resources, Priority One, Provision Mortgage Bankers, Select Mortgage Resources, SNMC National Mortgage, Sunbelt National Mortgage, Wolf and Company Mortgage Bankers.